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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 October 6, 2000



                           SPARTA SURGICAL CORPORATION
             (Exact name of registrant as specified in its charter)


     Delaware                    1-11047                      22-2870438
(State or other juris-          (Commission                  (I.R.S. Employer ID
 diction of incorpor-            File Number)                 Number)
 tion)


                                  Olsen Centre
                   2100 Meridian Park Blvd., Concord, CA 94520
                    (Address of principal executive offices)



        Registrant's telephone number, including area code (925) 825-8151 not applicable
          (Former name or former address, if changed since last report)

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS
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     (a) DISMISSAL OF INDEPENDENT ACCOUNTANT. On October 2, 2000, the
Registrant's Board of Directors, upon recommendation of its Audit Committee, dismissed Grant Thornton, LLP as the Registrant's principal independent accountant engaged to audit the Registrant's financial statements.

     The independent auditor's report of Grant Thornton on the consolidated financial statements of the Registrant for each of the two years in the period ended February 29, 2000, contained no adverse opinion or disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principle.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended February 29, 2000 and February 28, 1999, and during the most recent interim period preceding Grant Thornton LLP's dismissal, there were no disagreements between the Company and Grant Thornton LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report. The Company has requested Grant Thornton LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter dated October 3, 2000 is filed as Exhibit 16.1 to this Form 8-K.

     (b) ENGAGEMENT OF INDEPENDENT ACCOUNTANT. On October 3, 2000, the Registrant's Board of Directors, upon recommendation of its Audit Committee, appointed Angell & Deering LLP as its new independent accountants.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
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     (c) Exhibits:

         16.1 Letter re: Change in independent accountant dated October 3, 2000.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              SPARTA SURGICAL CORPORATION
                                              (Registrant)



                                              By: /s/ Thomas F. Reiner
                                              ------------------------
                                              Thomas F. Reiner, Chairman of
                                              the Board, President & CEO


Dated: October 6, 2000